UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☑	Definitive Additional Materials

deltathree, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock
(2)	Aggregate number of securities to which transaction applies: 33,311,025
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 33,311,025 shares of Common Stock multiplied by $0.01 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001162 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $333,110.25
(5)	Total fee paid: $38.71

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $38.71
(2)	Form, Schedule or Registration Statement No.: Schedule 13E-3
(3)	Filing Party: deltathree, Inc.
(4)	Date Filed: May 14, 2015

deltathree, Inc.

1 Bridge Plaza

Ft. Lee, New Jersey 07024

SUPPLEMENT

TO

NOTICE OF ACTION BY WRITTEN CONSENT

AND APPRAISAL RIGHTS AND

INFORMATION STATEMENT

June 23, 2015

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EXPLANATORY NOTE

As previously reported in the Definitive Information Statement filed by deltathree, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) and first mailed to the Company’s stockholders on or about June 4, 2015 (the “Information Statement”), the Company previously entered into an Agreement and Plan of Merger, dated as of May 12, 2015 (the “Merger Agreement”), by and among the Company, D4 Holdings, LLC, a Delaware limited liability company (“D4”) and D4 Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of D4 (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will merged with and into the Company, with the Company surviving as a wholly owned subsidiary of D4 (the “Merger”).

The Company is filing this supplement in order to provide certain additional information relating to the Merger (the “Supplemental Disclosure”). Other than the changes described herein, the disclosure in the Information Statement remains unchanged; provided that this Supplemental Disclosure shall update and supersede the Information Statement to the extent of any inconsistencies. Please read this Supplemental Disclosure in conjunction with the Information Statement. Capitalized terms used but not defined herein have the meanings given to such terms in the Information Statement.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying Information Statement. Any representation to the contrary is a criminal offense.

This Supplemental Disclosure is dated June 23, 2015.

SUPPLEMENTAL DISCLOSURE

Summary Financial Information

Set forth below is certain selected consolidated financial information with respect to the Company derived from the audited consolidated financial statements of the Company contained in the Form 10-K. More comprehensive financial information is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (File Number: 000-28063) (the “Form 10-K”) and in other documents filed by the Company with the SEC, and the following financial information is qualified in its entirety by reference to the Form 10-K and other documents and all of the financial information (including any related notes) contained therein or incorporated therein by reference.

DELTATHREE, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	As of	December 31,
	March 31, 2015	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$163	$286	$158
Restricted cash and short-term investments (Note 3)	4	4	34
Accounts receivable, net (Note 4)	260	229	541
Prepaid expenses and other current assets (Note 5)	140	118	271
Inventory	11	11	22
Total current assets	578	648	1,026

Property and equipment, net (Note 6)	74	92	164
Deposits	45	45	87

Total assets	$697	$785	$1,277
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable – trade	1,046	734	984
Accounts payable – related party	1,855	1,772	1,286
Deferred revenues	157	295	203
Short-term loan from a related party	5,865	5,609	4,960
Other current liabilities (Note 7)	1,118	1,106	1,116
Total current liabilities	10,041	9,516	8,549

Long-term liabilities:
Severance pay obligations (Note 8)	65	63	105
Total long-term liabilities	65	63	105
Total liabilities	10,106	9,579	8,654

Commitments and contingencies (Note 9)

Stockholders’ deficiency (Note 10):
Share capital:

Common stock, par value $0.001 per share; authorized 225,000,000 shares; issued and outstanding: 72,311,025 at December 31, 2014 and 72,273,525 at December 31, 2013, respectively.	72	72	72
Additional paid-in capital	177,874	177,861	177,315
Accumulated deficit	(187,354)	(186,727)	(184,764)
Total stockholders’ deficiency	(9,408)	(8,794)	(7,377)

Total liabilities and stockholders’ deficiency	$697	$785	$1,277

Book Value per share	$(0.13)	$(0.12)	$(0.10)

DELTATHREE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except share and per share data)

	Three Months Ended March 31, 2015	2014	2013	2012
Revenues:	$2,042	$14,099	$16,085	$13,684

Costs and operating expenses:
Cost of revenues (exclusive of $66, $111 and $96 depreciation included in a separate line below, respectively)	1,691	11,670	12,926	8,812
Research and development expenses (Note 11)	145	890	1,200	1,194
Selling and marketing expenses	89	658	1,278	2,031
General and administrative expenses	403	1,291	1,421	1,411
Depreciation and amortization	18	86	145	148

Total costs and operating expenses	2,346	14,595	16,970	13,596

(Loss) income from operations	(304)	(496)	(885)	88
Interest expense, net (Note 12)	(318)	(1,456)	(898)	(1,656)
Loss before income taxes	(622)	(1,952)	(1,783)	(1,568)
Income taxes (Note 13)	6	(11)	(35)	(11)
Net loss	$(628)	$(1,963)	$(1,818)	$(1,579)
Net loss per share-basic and diluted	$(0.01)	$(0.03)	$(0.03)	$(0.02)

Basic and diluted weighted average number of shares outstanding	72,311,025	72,303,213	72,273,525	72,273,525

DELTATHREE, INC.

Computation of Ratios of Earnings to Fixed Charges
($ in thousands)

	Three Months Ended March 31,	December 31,
	2015	2014	2013
Fixed charges:
Interest expense	$318	$1456	$898
Capitalized interest	-	-	-
Portion of rental expense which represents interest factor	-	-	-
Total Fixed charges	$318	$1456	$898
Loss available for fixed charges:
Pre-tax loss	$(622)	$(1952)	$(1783)
Add: Fixed charges	318	1456	898
Less: Capitalized interest	-	-	-
Less: Net loss attributable to non-controlling interests	(289)	(898)	(820)
Total income (loss) available for fixed charges	$(15)	$402	$(65)

Ratio of income (loss) to fixed charges	(0.05)	0.28	(0.07)

Source and Amounts of Funds and Expenses

The total amount of funds to be used in the Merger transaction is $333,110.25, which will be satisfied by current cash reserves.

The following is an itemized statement of all expenses incurred or estimated to be incurred in connection with the Merger transaction:

•	Legal Fees: $75,000 (estimated)

•	Filing Fees: $38.71

•	Printing Fees: $10,000 (estimated)

Terms of the Transaction

No provisions have been made in connection with the Merger to grant Unaffiliated Stockholders (as defined below) access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

SPECIAL FACTORS

Fairness of the Transaction

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company considered the historical and current stock price when evaluating the fairness of the Merger.  Although the Merger Consideration is on the lower end of the per share price over the past six (6) months, the Committee and the Board recognized that in the absence of continued financial support from D4 or another third party, the Company’s survival would be in jeopardy and D4 would be entitled to exercise its rights as a secured creditor.  Additionally, during the past eighteen (18) months, the Company was unable to secure an acquirer that would result in any payments being made to the holders of Company Common Stock (even exclusive of D4 and its affiliates) (the “Unaffiliated Stockholders”).  For the foregoing reasons, the Committee, the Board and D4 determined that the Merger was fair to the Unaffiliated Stockholders.

A majority of directors who are not employees of the Company has not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Merger and/or preparing a report concerning the fairness of the transaction.

ADDITIONAL INFORMATION

Stockholders should not rely on information other than that contained in or incorporated by reference in this Supplemental Disclosure and the Information Statement. The Company has not authorized anyone to provide information that is different from that contained in this Supplemental Disclosure and the Information Statement. This Supplemental Disclosure is dated June 23, 2015. No assumption should be made that the information contained in this Supplemental Disclosure is accurate as of any date other than that date. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to the Information Statement.